UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2010 (January 31, 2011)

THWAPR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53640	26-1359430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Morton St., Ground Floor, New York, NY 10004
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +1 (212) 268-0220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 31, 2011, Thwapr, Inc. (the “Company”) received approval from FINRA to proceed with a 3:1 forward split of its Common Stock (the “Stock Split”).  Consistent with the approval by FINRA, the Stock Split will be made effective February 4, 2011.  The Stock Split will be effected in the form of a stock dividend which will be paid in newly issued common stock delivered to shareholders without any further action on their part.  Shares held as part of the DTC System will be automatically adjusted on the same basis.  Each shareholder will receive two additional shares for each share that they currently own.  The Stock Split will increase the number of the Company’s issued and outstanding common stock to52,335,795, from the current amount of 17,445,265.  The Stock Split will not affect the number of the Company’s authorized common stock, which remains at 300,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2011	THWAPR, INC.

	By:	/s/ Bruce Goldstein
Bruce Goldstein
Chief Executive Officer